Exhibit 23.3

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) of CB Richard Ellis Group, Inc. pertaining to (i) the CB Richard Ellis Group, Inc. 2004 Stock Incentive Plan, (ii) the CB Richard Ellis Group, Inc. 2001 Stock Incentive Plan, as amended, (iii) the CB Richard Ellis Services, Inc. Amended and Restated Deferred Compensation Plan, as amended, and (iv) the CB Richard Ellis Services, Inc. Amended and Restated 401(k) Plan, as amended, of our report dated February 8, 2002 (except Notes 3, 4, 5, 15 and 19, as to which the date is October 15, 2003) with respect to the consolidated statements of operations, stockholders’ equity and cash flows of Insignia Financial Group, Inc. included in the Registration Statement on Form S-1 (No.333-112867) and the related Prospectus of CB Richard Ellis Group, Inc. for the registration of 24,000,000 shares of Class A Common Stock., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 9, 2004